INDUSTRIAL SUBLEASE


1. PARTIES and CERTAIN DEFINITIONS. This Sublease, dated for reference purposes only, October 2, 2000, is made by and between Cavalier Industries, Inc., a Delaware corporation (herein called "Sublessor") and successor by merger to Bellcrest Homes, Inc., a Georgia corporation, Alliance Homes, Inc., a Georgia corporation (herein called "Sublessee"), All-Span Homes, LLC, a Georgia limited liability company and the majority shareholder of Sublessee (the "Optionee"), and joined in by G. Hiller Spann, an individual resident of Georgia and the majority member of Optionee ("Spann") for the purposes of the acknowledgments and agreements contained in Section 6.1(b) hereof, all of which are aggregately herein referred to as the "Parties." Reference is herein made to that certain Trust Indenture dated April 1, 1999, between Development Authority of Johnson County, Georgia (the "Issuer") and First Commercial Bank (the "Trustee") (the "Indenture"), that certain Lease Agreement dated April 1, 1999, by and between Development Authority of Johnson County, Georgia and Bellcrest Homes, Inc. (the "Lease Agreement"), that certain Deed to Secure Debt, Assignment of Leases and Security Agreement dated April 1, 1999 (the "Credit Obligor Mortgage") from Development Authority of Johnson County, Georgia and Bellcrest Homes, Inc. to First Commercial Bank (the "Credit Obligor") and that certain Credit Agreement Dated April 1, 1999 from Bellcrest Homes, Inc. to Credit Obligor (the "Credit Agreement"). The term "Indenture Indebtedness" shall mean the indebtedness of Issuer at the time secured by the Indenture, including, without limitation (i) the principal of, premium (if any) and interest payable on the bonds authenticated and delivered pursuant to the Indenture, and (ii) all reasonable and proper fees, charges and disbursements of the trustee or of the paying agent (as defined in the Indenture) for services performed and disbursements made under the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture and the Lease Agreement.

2. PREMISES. Sublessor hereby leases and subleases (with respect to such portion of the Premises as is subject to the Lease Agreement) to Sublessee and Sublessee leases and subleases (with respect to such portion of the Premises as is subject to the Lease Agreement) from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, (a) that certain real property described on Exhibit A hereto (the "Site"), together with all easements, permits, licenses, rights-of-way, contracts, leases, tenements, hereditaments, appurtenances, rights, privileges and immunities pertaining or applicable to said real property; (b) all buildings, structures and other improvements situated on the Site (the "Improvements"); and (c) the machinery, equipment, personal property and fixtures described on Exhibit B attached hereto (the "Equipment") (the Site, the Improvements and the Equipment being collectively referred to herein as the "Premises"); subject, however, to Permitted Encumbrances. Permitted Encumbrances means, as of any particular time, (i) the Financing Documents (as defined in the Indenture), (ii) liens for taxes, assessments or other governmental charges or levies not due and payable or which are currently being contested in good faith by appropriate proceedings, (iii) utility, access and other easements and rights of way, party walls, restrictions and exceptions that may be granted or are permitted under the Lease Agreement, provided, however, that any such encumbrances not in existence as of the date of this Sublease shall require the consent of the Sublessee, which consent shall not be unreasonably withheld, (iv) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right or purchase money security interest if payment is not yet due and payable under the contract in question, (v) such minor defects, irregularities, encumbrances, easements, rights of way and clouds on title as do not, in the opinion of an independent counsel, materially impair the Premises for the purpose for which it was acquired or is held by the Issuer or subleased by the Sublessee, (vi) such encumbrances, and other matters (other than mortgages) which appear of public record prior to the date hereof and which do not unreasonably interfere with the use of the Premises as set forth in Section 5.1, and (vii) those items which are listed in Exhibit C.


3. TERM.

         3.1. Term. The term of this Sublease shall be  for two years commencing
on October 2, 2000 and  ending  on   October 1, 2002,  unless renewed   pursuant
to Section hereof or unless sooner terminated pursuant to any provision hereof.

         3.2. Delivery of Possession. Sublessee shall be deemed to have taken possession of the Premises when Sublessor delivers possession of the Premises to Sublessee at the closing under the Agreement to Sell and Purchase Assets dated as of the date hereof by and between Sublessor and Sublessee (the "Purchase Agreement").

         3.3. Option to Renew. The Sublessor hereby grants to the Sublessee the right and option to renew this Sublease for an additional term of three years and eight months through June 1, 2006. This option can be exercised by the Sublessee only by the Sublessee delivering written notice of exercise of the option at least ninety days prior to the end of the initial term hereof, which notice shall be given in the manner provided for notices herein. The term shall be extended upon the giving of the notice without the requirement of any action on the part of the Sublessor and shall be on the terms set forth for the original term of this Sublease, except as modified below.


4. RENT AND SECURITY DEPOSIT.

         4.1. Rent. Sublessee shall pay to Sublessor as rent for the Premises, monthly payments of Twenty-two Thousand Three Hundred Fifty Dollars ($22,350), in advance, on the first day of each month of the first six months of the term hereof (with the first month of the term being October, 2000) and monthly payments of Thirty-five Thousand One Hundred Seven Dollars ($35,107), in advance, on the first day of each month of the remainder of the term hereof (including any renewal hereof), subject to adjustment pursuant to Section 4.3 below. Sublessee shall pay Sublessor upon the execution hereof the sum of $22,350 dollars as rent for October, 2000. Rent for any period during the term hereof which is for less than one (1) month (other than rent for October, 2000) shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, except as set forth herein, in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

         4.2. Additional Charges. This Sublease is what is commonly called a "net lease", it being agreed that Sublessor shall receive the rent set forth in
Article 4.1 free and clear of any and all impositions, taxes, real estate taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises except as otherwise expressly set forth herein. In addition to the rent reserved by 4.1, Sublessee shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions of the Sublease during the term hereof. All such charges, costs and expenses shall constitute additional charges, and upon the failure of Sublessee to pay any of such costs, charges or expenses, Sublessor shall have the same right and remedies as otherwise provided in this Sublease for the failure of Sublessee to pay rent. The Sublessee shall in no event be entitled to any abatement of or reduction in rent payable hereunder, except as herein expressly provided.

         4.3. Rent  Adjustments.  The  rent  due  under   paragraph  4.1   is to
increase for the renewal term, if any, based on the increases in the Consumer Price Index in accordance with the formula set forth below:

In applying the formula, the following definitions shall prevail:

                  (1) "Bureau" means the Federal Bureau of Labor Statistics   or
                      any successor agency that shall issue the indices or data referred to in subparagraph (2).
                  (2) "Price Index" means the national Consumer's Price    Index
                      issued from time to time by the Bureau, or any other measure hereafter employed by the Bureau in lieu of such
                      price index  that   measures the cost of
                      living nationally.
                  (3) "Base index" is the average   price index for the   twelve
                      months prior to the first day of the calendar month in which the rental commencement date occurs. In making such average, there shall be excluded any index which itself is an average.
                  (4) The "issue" of a price index means the  release  to    the
                      public of the price index, and the date of issue shall be the date it is so released whether or not the issued index is for the current month or period in which the
                      release occurs or for a   prior month or period.
                  (5) The expression "yearly period"  means each yearly   period
                      of the term dating from each anniversary of the rental commencement date.

         If the price index during the first two yearly periods of the initial term of this Sublease shall increase over the base index, then the fixed monthly rental of the renewal term, beginning with the first day of such renewal term, shall be increased in the same proportion that the increase in the price index over such two year period bears to the base index.

5. USE.

         5.1. Use. The Premises shall be used and occupied only for manufacturing, production, assembling, processing, storing and distribution of modular homes, modular units, non-residential units and other manufactured housing units of the kind and nature previously manufactured on the Premises by Sublessor and only in such a manner that the Premises will constitute a "project" within the meaning of Paragraph III of Section VI of Article IX of the Constitution of the State of Georgia and Chapter 62 of Title 36 of the Official Code of Georgia Annotated (the "Enabling Law").

         5.2. Compliance with Law. Sublessee shall, at Sublessee's expense, comply with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises, including without limitation, the Enabling Law. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or, if there shall be more than one sublessee of the building containing the Premises, which shall tend to unreasonably disturb such other sublessees.

         5.3. Condition of Premises. Sublessee acknowledges that it has had an opportunity to inspect and hereby accepts the Premises in their existing conditions as of the date of the possession hereunder, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts the same as is, except to the extent of Sublessor's structural repair obligations under Section 6.1(a) hereof. Sublessee acknowledges that neither Sublessor nor Sublessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of the Sublessee's business or intended use of the premises, except as set forth in the Purchase Agreement.

         5.4. Additional Covenants.

                  (a) The Sublessee shall not do or permit anything to be done at the Premises that will materially affect, impair or contravene any policies of insurance that may be carried on the Premises.

                  (b) The Sublessee shall permit the   Sublessor,   the  Issuer,
the Trustee, the Credit Obligor and their duly authorized agents at all reasonable times to enter upon, examine and inspect the Premises.

                  (c) The Sublessee will maintain proper books of record and account, in which full and correct entries will be made, in accordance with generally accepted accounting principles, of all its business and affairs. The Sublessee shall furnish to the Trustee with reasonable promptness such financial information of the Sublessee as the Trustee shall reasonably request.

                  (d) The Sublessee will duly pay and discharge all taxes, assessments and other governmental charges and liens lawfully imposed on the Sublessee and upon the properties of the Sublessee, and the Premises; provided, however, the Sublessee will not be required to pay any taxes, assessments or other governmental charges so long as in good faith it shall contest the validity thereof by appropriate legal proceedings, the Sublessee has given notice of such contest to the Sublessor, the Sublessee has established adequate reserves therefor, and no part of the Premises shall, in the opinion of the Trustee, be subject to loss or forfeiture; and provided, further, that for any tax period which includes the commencement date or the termination date of this Sublease, Sublessee shall pay only a pro rata portion of such taxes for the period after the commencement date of this Sublease or before the termination date of this Sublease, as applicable.

                  (e) The Sublessee will comply with all valid laws, ordinances,
regulations and requirements applicable  to it  or  to  its  property  and   the
Premises.

                  (f) Subject to, and after giving effect to, Sublessor's indemnification of Sublessee pursuant to the Purchase Agreement, but in addition to and not in lieu of Sublessee's indemnification of Sublessor pursuant to the Purchase Agreement, the Sublessee shall (1) not, and shall not permit any other person to, bring any Hazardous Substances onto the Premises except any such Hazardous Substances that are used in the ordinary course of the contemplated business as to be conducted on the Premises and that are handled, stored, used and disposed of in accordance with applicable Environmental Laws; (2) if any other Hazardous Substances are brought or found on the Premises and the same arose out of operations conducted during the term of this Sublease, immediately remove and properly dispose of the same in accordance with applicable Environmental Laws; (3) cause the Premises and the operations conducted thereon (including all operations conducted thereon by other persons) during the term of this Sublease to comply with all Environmental Laws; (4) permit the Sublessor and/or the Credit Obligor from time to time to inspect the Premises and observe the operations thereon; (5) undertake any and all preventive, investigatory and remedial action (including emergency response, removal, clean up, containment and other remedial action) that is (A) required by or pursuant to any applicable Environmental Law or (B) necessary to prevent or minimize any property damage (including damage to any of the Premises), personal injury, or harm to the environment, or the threat of any such damage or injury, by releases of or exposure to Hazardous Substances in connection with the Premises or the operations on the Premises; (6) give notice to the Sublessor and the Credit Obligor in writing if the Sublessee should become aware of (A) any material spill, release or disposal of any Hazardous Substances or imminent threat thereof, at the Premises, in connection with the operations on the Premises, or at any adjacent property that could migrate to, through or under the Premises,
(B) any material violation of Environmental Laws regarding the Premises or operations on the Premises, and (C) any material investigation, claim or threatened claim under any Environmental Law, or any notice of violation under any Environmental Law, involving the Sublessee or the Premises; and (7) deliver to the Sublessor and the Credit Obligor, at the Sublessor's or Credit Obligor's request, copies of any and all documents in the Sublessee's possession or to which the Sublessee has access relating to Hazardous Substances or Environmental Laws and the Premises, and the operations on the Premises, including laboratory analyses, site assessments or studies, environmental audit reports and other environmental studies and reports. If the Credit Obligor or the Sublessor at any time reasonably believes that the Sublessee is not complying with all applicable Environmental Laws or the requirements hereof regarding the same, or that a material spill, release or disposal of Hazardous Substances has occurred on or under the Premises, the Credit Obligor or the Sublessor may require the
Sublessee to furnish the Credit Obligor and/or the Sublessor access to the Premises for the purpose of obtaining or conducting an environmental audit or site assessment reasonably satisfactory to the Credit Obligor and Sublessor with respect to the matters of concern to the Sublessor and/or Credit Obligor. Such audit  or  assessment  shall be  performed  at the  expense  of  Sublessor  by a qualified consultant approved by the Credit Obligor. Sublessor and Sublessee each agree to provide to the other true and complete copies of any and all
environmental   audits  conducted  by  either  party  during  the  term  hereof.
"Environmental Law" shall mean and include all laws, rules, regulations, ordinances, judgments, decrees, codes, orders, injunctions, notices and demand letters of any governmental authority applicable to the Sublessee or the Premises (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq.) relating to pollution or protection of human health or the environment, including any relating to Hazardous Substances. "Hazardous Substances" shall mean and include all pollutants, contaminants, toxic or hazardous wastes and other substances (including asbestos, urea formaldehyde, foam insulation and materials containing either petroleum or any of the substances referenced in Section 101(14) of CERCLA), the removal of which is required or the manufacture, use, maintenance and handling of which is regulated, restricted, prohibited or penalized by an Environmental Law, or, even though not so regulated, restricted, prohibited or penalized, might pose a hazard to the health and safety of the public or the occupants of the property on which it is located or the occupants of the property adjacent thereto.

                  (g) Sublessee shall not take any action or omit to take any action that would result in an Event of Default or an Event of Taxability under any of the Financing Documents; provided, however, that, the foregoing notwithstanding, Sublessee shall not be required to make any Rental Payments (as defined in the Lease Agreement) due from Sublessor under the Lease Agreement or to cure any default of Sublessor under the Lease Agreement except as otherwise expressly provided in this Sublease. Notwithstanding anything in this Sublease to the contrary, Sublessor shall be entitled at any time and from time to time during the term of this Sublease to enter upon the Premises and to take or omit to take any action necessary to prevent or cure any default (or any event which, with notice or lapse of time or both, would constitute a default), Event of Default or Event of Taxability under any of the Financing Documents.

                  (h) Sublessor hereby warrants and covenants to Sublessor and Optionee that: (1) to its knowledge, Sublessor has not taken any action or omitted to take any action required to be taken which has the result of materially adversely affecting the exclusion of the interest on the Bonds from gross income for federal and state tax purposes, and Sublessor will use all commercially reasonable efforts during the term of this Sublease to preserve such exclusion; (2) except for expenditures paid with Bond proceeds, to its knowledge, neither Sublessor nor any related person, within the meaning of IRC section 103, has incurred capital expenditures in excess of $1,500,000 within Johnson County, Georgia during the period from April 1, 1999 to the date hereof;
(3) Sublessor has obtained the consents required under the Financing Documents for the execution and delivery of this Sublease including the consent of the Trustee and the Credit Obligor for the sublease of the Premises contemplated hereby; and (5) Sublessor has not taken, and Sublessor will not take, any action, and Sublessor has not omitted and will not omit to take any action, required to be taken which would result in an Event of Default or Event of Taxability under any of the Financing Documents, unless such Event of Default or Event of Taxability is the result of a default by Sublessee under this Sublease.


6. MAINTENANCE, REPAIRS AND ALTERATIONS.

         6.1. Sublessee's Obligations. (a) Sublessee shall, during the term of this Sublease, keep in good order, condition and repair the Premises and every part thereof, and all adjacent sidewalks, landscaping, driveways, parking lots, fences and signs located in the areas which are adjacent to and included with the Premises; provided, however, that, notwithstanding the foregoing, Sublessor shall, during the term of this Sublease, repair any damage to the structural steel components of the Premises that is not covered by insurance, provided further that Sublessor shall have no liability to Sublessee or any other party for any consequential or incidental damages related thereto. Sublessor shall incur no expense nor have any obligation of any kind whatsoever in connection with maintenance of the Premises, except for any aforementioned structural repairs, and Sublessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Sublessee the right to make repairs at Sublessor's expense, other than any aforementioned structural repairs, or to terminate this Sublease because of Sublessor's failure to keep the Premises in good order, condition and repair. Without limiting any of the foregoing, during the term of this Sublease Sublessee shall, at its own expense,
(1) keep the Premises in as reasonably safe condition as its operations  permit,
(2) from time to time make all necessary and proper repairs, renewals and replacements thereto, including external repairs, renewals and replacements, and
(3) pay all gas, electric, water, sewer and other charges for the operation, maintenance, use and upkeep of the Premises, provided that for any billing period for any of such utilities or charges which includes the commencement date or the termination date of this Sublease, Sublessee shall pay only a pro rata portion of such utilities and other charges as are incurred after the commencement date of this Sublease or before the termination date of this Sublease, as applicable.

                  (b) Spann hereby acknowledges and certifies that, to his knowledge, by virtue of his involvement in or management of operations at the Premises by Sublessor prior to the date hereof or otherwise, there are no structural infirmities, defects, or repair needs or other structural problems with respect to the Premises. Sublessee and Spann hereby covenant and agree that neither they nor any of their affiliates, employees, agents, representatives or independent contractors shall take or omit to take any action which would damage, weaken or impair the structure or structural soundness of the Premises, and that Sublessor shall not be responsible for any repairs caused by any such action or inaction.

         6.2. Surrender. On the last day of the term hereof, or on any sooner termination, Sublessee shall surrender the Premises to Sublessor in good condition, broom clean, ordinary wear and tear excepted. Sublessee shall repair any damage to the Premises occasioned by its use thereof, or by removal of Sublessee's trade fixtures, furnishings and equipment pursuant to Article 6.4(c), which repair shall include the patching and filling of holes and repair of structural damage (except to the extent of Sublessor's obligation with respect thereto in Section 6.1(a) above).

         6.3. Sublessor's Rights/ Sublessee's Rights. (a) If Sublessee fails to perform Sublessee's obligations under this Article , Sublessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days' prior written notice to Sublessee and put same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of eighteen percent (18%) per annum shall become due and payable as additional rental to Sublessor together with Sublessee's next rental installment.

                  (b) If Sublessor fails to perform Sublessor's obligations under this Article 6, Sublessee may at its option (but shall not be required to) after ten (10) days' prior written notice to Sublessor, put same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of eighteen percent (18%) per annum shall become due and payable by Sublessor to Sublessee fifteen (15) days after such cost is submitted in writing to Sublessor.

         6.4. Alterations and Additions. (a) Sublessee shall not, without Sublessor's prior written consent, make any alterations, improvements or additions, in, on or about the Premises, except for nonstructural alterations not exceeding $10,000.00 in costs. As a condition to giving such consent, Sublessor may require that Sublessee remove any such alterations, improvements, additions or utility installations at the expiration of the term, and to restore the Premises to their prior condition.

                  (b) Before commencing work relating to alterations, additions and improvements affecting the Premises, Sublessee shall notify Sublessor in writing of the expected date of commencement thereof. Sublessor shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Sublessor reasonably deems necessary to protect the Premises and Sublessor from mechanics' liens or any other liens. In any event, Sublessee shall pay, when due, all claims for labor or materials furnished to or for Sublessee. Sublessee shall not permit any mechanics' or materialmen's liens attached or levied against the Premises for any labor or material furnished to Sublessee or claimed to have been furnished to Sublessee or to Sublessee's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Sublessee.

                  (c) Unless Sublessor requires their removal, as set forth in Article 6.4(a), all alterations, improvements, or additions which may be made on the Premises, shall become the property of Sublessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Article 6.4(c), Sublessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or which is subject to this Sublease as of the beginning of the term hereof, shall remain the property of Sublessee and may be removed by Sublessee subject to the provisions of Article 6.2.

                  (d) Notwithstanding any of  the  foregoing,  Sublessee   shall
not make any alterations, improvements or additions that would change the character of the Premises as a "project" under the Enabling Law or that would adversely affect the utility of the Premises or substantially reduce its value or that would adversely affect the ability of Sublessor or any other third party from continuing to use the Premises in the manner they were being used as of the beginning of the term hereof.

                  (e) Notwithstanding any of the foregoing, Sublessee may not remove any item of Equipment for any reason without the prior written consent of Sublessor which consent may be given or withheld in Sublessor's sole discretion, except as follows: If the Sublessor determines that any item of Equipment has become damaged or obsolete, for the purposes permitted herein, and Sublessor concurs in that determination, the Sublessee may remove such Equipment from the Improvements or the Site and (on behalf of Sublessor, in the case of Equipment that is not subject to the Lease Agreement, or the Issuer, in the case of Equipment that is subject to the Lease Agreement) sell, trade in, exchange or otherwise dispose of it without any responsibility or accountability to the Sublessor, the Issuer or the Trustee therefor, provided that the Sublessee shall substitute and install in or on the Site other personal property or fixtures which shall (1) have equal or greater utility in the operation of the Premises for purposes permitted herein, (2) be free of all liens or encumbrances reasonably acceptable to the Trustee in the case of Equipment that is subject to the Lease Agreement or to the Sublessor in the case of Equipment that is not subject to the Lease Agreement, (3) be the sole property of the Issuer, subject to the demise of the Lease Agreement, in the case of Equipment that is subject to the Lease Agreement, or of the Sublessor in the case of Equipment that is not subject to the Lease Agreement, (4) be held by the Sublessee as leased equipment under this Sublease on the same terms and conditions as the items originally comprising the Equipment, and (5) not impair the Premises or change the nature of the operation of the Premises as a "project" under the Enabling Law.


7. INSURANCE INDEMNITY.

         7.1. Insuring Party. As used in this Article, the term "insuring party" shall mean the party who has the obligation to obtain the insurance required hereunder. The insuring party shall be Sublessee. Sublessee shall, as additional rent for Premises, pay the cost of all insurance required hereunder.

         7.2. Liability Insurance. Sublessee shall obtain and keep in force during the term of this Sublease a policy of comprehensive public liability insurance insuring Sublessor and Sublessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $1,000,000.00 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $3,000,000.00 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Sublessor and Sublessee against liability for property damage of at least $1,000,000.00. The limits of said insurance shall not, however, limit the liability of Sublessee hereunder. If the Sublessee shall fail to procure and maintain said insurance the Sublessor may, but shall not be required to, procure and maintain the same, but at the expense of Sublessee.

         7.3. Property Insurance. The insuring party shall obtain and keep in force during the term of this Sublease a policy or policies of insurance to the extent of the full insurable value of the Premises (and in no event less than to the extent of full replacement cost coverage), against loss or damage by fire, tornado, windstorm, flood and other hazards and casualties with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the State of Georgia. Said insurance shall provide for payment for loss thereunder to Sublessor, the Credit Obligor, the Trustee and the Issuer (as their interests may appear). If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be obligated to, procure such insurance, but at the expense of Sublessee. All policies shall be in form and content acceptable to the Issuer, Trustee, Credit Obligor and Sublessor.

         7.4. Flood Insurance. The insuring party shall obtain and keep in force during the term of this Sublease a policy or policies of flood insurance under the national flood insurance program established by the Flood Disaster Protection Act of 1973, as at any time amended, only during such times while the Premises are eligible under such program, in an amount at least equal to the principal amount of the Bonds Outstanding (as defined in the Indenture), with information as to such amount to be provided by Sublessor to Sublessee when necessary, or to the maximum limit of coverage made available with respect to the Premises under said Act, whichever is less.

         7.5. Use and Occupancy Insurance. Sublessee shall obtain and keep in force during the term of this Sublease a policy or policies of use and occupancy insurance (or business interruption or risk insurance) covering suspension or interruption of the Sublessee's operations at the Premises in whole or in part, with such exemptions as are customarily imposed by insurers, covering a period of suspension or interruption of at least six months with a minimum limit in an amount equal to 100% of the maximum amount to be paid as debt service under the Indenture or rent payments under this Sublease, whichever is greater.

         7.6. Insurance Policies. (a) The insuring party shall deliver to the other party copies of policies of such insurance or certificate evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Sublessor. No such policy shall be cancelable or subject to reduction of coverage or other modifications except after thirty (30) days prior written notice to Sublessor. If Sublessee is the insuring party, Sublessee shall, within thirty (30) days prior to the expiration of such policies, furnish Sublessor with renewals or "binders" thereof, or Sublessor may order such insurance and charge the cost thereof to Sublessee, which amount shall be payable forthwith, upon Sublessor's demand, reimburse Sublessor for any additional premiums attributable to any act or omission or operation of Sublessee causing such increase in the cost of insurance.

                  (b) All policies evidencing the insurance required herein shall be taken out and maintained in generally recognized responsible insurance companies, qualified under the laws of the State of Georgia to assume to respective risks undertaken. All such insurance policies shall name as either loss payee or additional insureds the Sublessor, the Credit Obligor, the Issuer and the Trustee (as their respective interests shall appear) and shall contain, where appropriate, standard mortgage clauses providing for (i) all losses thereunder in excess of $50,000 to be paid to the Trustee or, if applicable under the Financing Documents, the Credit Obligor; provided that all losses (including those in excess of $50,000) may be adjusted by Sublessor, subject to the approval of the Sublessee which shall not be unreasonably withheld, and subject, in the case of any single loss in excess of $50,000, to the approval of the Trustee and the Credit Obligor to the extent required under the Financing Documents; (ii) all losses thereunder relating to property that is subject to this Sublease but not subject to the Lease Agreement to be paid to the Sublessor (to the extent permitted under the Financing Documents); and (iii) all losses thereunder relating to personal property of Sublessee that is not subject to this Sublease to be paid to the Sublessee. The Sublessee may insure under a blanket policy or policies.

                  (c) Each insurance policy required to be carried hereunder shall contain, to the extent obtainable, an agreement by the insurer that (1) Sublessee may not, without the consent of the Sublessor, Credit Obligor, the Issuer and the Trustee, cancel such insurance or sell, assign or dispose of any interest in such insurance, policy or any proceeds thereof, (2) such insurer shall notify the Sublessor, the Credit Obligor, the Issuer and the Trustee if any premium is not paid when due or if any such policy is not renewed prior to the expiration thereof, and (3) such insurer shall not materially amend or cancel any such policy except on 30 day's prior written notice to the Sublessor, the Credit Obligor, the Issuer and the Trustee.

                  (d) The Sublessee shall deposit with the Sublessor, Trustee and Credit Obligor a certificate or certificates of the respective insurers attesting the fact that all policies evidencing the insurance required to be carried hereunder are in force and effect. Upon the expiration of any such policy, the Sublessee shall furnish to the Credit Obligor, the Trustee and the Sublessor evidence reasonably satisfactory to the Credit Obligor, the Trustee and the Sublessor that such policy has been renewed or replaced by another policy or that there is no necessity therefor under this Sublease.

         7.7. Waiver of Subrogation. Sublessee and Sublessor each waives any and all rights against the other, or against the officers, employees, agents and representatives of the other, for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under an insurance policy in force at the time of such loss or damage. Sublessee and Sublessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

         7.8. Hold Harmless. Subject to any rights to indemnification which Sublessee may have against Sublessor under the Purchase Agreement, but in addition to and not in lieu of any rights to indemnification which Sublessor may have against Sublessee under the Purchasing Agreement, Sublessee shall indemnify, defend and hold Sublessor, its officers, directors and partners harmless from any and all claims (including any claims for indemnity under the Lease Agreement (as defined in Section 1 hereof) and/or related documents) arising from Sublessee's use of the Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Sublessee in or about the Premises and shall further indemnify, defend and hold Sublessor, its officers, directors and partners harmless from and against any and all claims (including any claims for indemnity under the Lease Agreement and/or related documents) arising from any breach or default in the performance of any obligation on Sublessee's part to be performed under the provisions of this Sublease or arising from any negligence of Sublessee or any of its agents, contractors, employees or invitees and from any and all direct out-of-pocket costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Subject to any rights to indemnification which Sublessee may have against Sublessor under the Purchase Agreement, but in addition to and not in lieu of any rights to indemnification which Sublessor may have against Sublessee under the Purchasing Agreement, Sublessee hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Sublessee hereby waives all claims in respect thereof against Sublessor, excepting where said damage arises out of the negligence of Sublessor, its officers, directors and partners.

         7.9. Exemptions of Sublessor from Liability. Subject to any rights to indemnification which Sublessee may have against Sublessor under the Purchase Agreement, but in addition to and not in lieu of any rights to indemnification which Sublessor may have against Sublessee under the Purchasing Agreement, Sublessee hereby agrees that Sublessor shall not be liable for injury to Sublessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Sublessee, Sublessee's employees, invitees, customers, or any other person in or about the Premises; nor, unless through its active negligence, shall Sublessor be liable for injury to the person of Sublessee, Sublessee's employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Sublessor or Sublessee. Sublessor shall not be liable for any damages arising from any act or neglect of any other sublessee, if any, of the building in which the Premises are located.


8. DAMAGE OR DESTRUCTION.

         8.1. Damage or Destruction. (a) In the   event the improvements on the
Premises or any part thereof shall have been damaged or destroyed, partially or totally, from any cause whatsoever, whether or not such damage or destruction is covered by any insurance required to be maintained under Article 7, (A) to such extent that, in the reasonable opinion of Sublessor, the Premises cannot be reasonably restored within a period of four consecutive months substantially to the condition thereof immediately preceding such damage or destruction, or (B) to such extent that, in the reasonable opinion of Sublessor, the Sublessee is thereby prevented from carrying on its normal operations at the Premises for a period of four consecutive months, or (C) to such extent that the cost of restoration thereof would exceed by more than $50,000 the net proceeds of insurance carried thereon pursuant to the requirements of this Sublease, and Sublessor thereby has the option to purchase the Premises under the Lease Agreement, then Sublessee shall have the following options, provided that if Sublessee has not provided written notice of the option it has elected within twenty (20) days following the event giving rise to these options, then Sublessee shall be deemed to have elected the first option:

                  (1) Sublessee may elect to terminate this Sublease upon thirty
                      (30) days written notice, shall surrender the Premises to Sublessor in accordance with the terms of this Sublease, and Sublessor shall be entitled to all proceeds of any insurance maintained under Section 7.3, and Sublessee shall do all things necessary, and cooperate fully with Sublessor, to provide that the proceeds of any insurance maintained under Section 7.3 are paid to Sublessor.

                  (2) Optionee may elect to exercise its Option under Article 12 of this Sublease to purchase the Premises or exercise the Leasehold Option, in accordance with the terms and conditions of Article 12; and the proceeds of any insurance maintained under Section 7.3 shall be paid to the Sublessor to the extent of the Option Price and thereafter to the Optionee, subject to any requirements to the contrary under the Indenture, Lease Agreement, Credit Obligor Mortgage or other Financing Documents;

                  (3) Sublessee may elect to have Sublessor repair, restore, and rebuild the Premises substantially to their condition existing immediately prior to such damage or destruction out of available insurance proceeds, and the parties hereto shall enter into an amended and restated sublease agreement containing substantially the same terms and conditions contained herein, subject to the following:

                                    (i)  the term of such amended and   restated
                                    sublease  agreement shall be six years  from
                                    the date  of   the event giving rise to this
                                    option;

                                    (ii) Sublessee shall pay to   Sublessor   as
                                    rent for the Premises monthly payments in an
                                    amount   equal to the rent payment due under
                                    this   Sublease  for the month in which  the
                                    event giving   rise  to  this option occurs,
                                    provided that the rent payment due for April
                                    2001 and each month thereafter shall not  be
                                    less than $35,107, and provided further that
                                    such rent payments   due  shall increase for
                                    each two   year period, beginning on October
                                    2, 2002 if the   event giving   rise to this
                                    option occurs prior thereto or  otherwise on
                                    the date that is two years after the date of
                                    the event giving rise to   this   option and
                                    each two-year anniversary   date thereafter,
                                    according to the following formula, applying
                                    the definitions set   forth   in Section 4.3
                                    hereof except that the    expression "yearly
                                    period" shall mean each yearly period of the
                                    term dating from each     anniversary of the
                                    effective date of such amended and  restated
                                    sublease if the event    giving rise to this
                                    option occurs on or after   October 2, 2000:
                                    If   the   price   index   during  the   two
                                    immediately preceding yearly   periods shall
                                    increase over the base index, then the fixed
                                    monthly rental for the two succeeding yearly
                                    periods, beginning with the first day of the
                                    first succeeding yearly   period,   shall be
                                    increased in the same proportion   that  the
                                    increase in the price index over such two year period bears to the base index;

                                    (iii) Spann and each other member of
                                    Optionee   shall    each    personally   and
                                    unconditionally guarantee the payment of all
                                    rent payments due from  Sublessee   in   the
                                    first four years of the term of such amended
                                    and restated sublease in a form  of guaranty
                                    substantially    similar  to   the  guaranty
                                    executed by Optionee in connection with the Purchase Agreement;

                                    (iv) such amended  and   restated   sublease
                                    shall thereby grant to Optionee the  options
                                    set forth in Article 12 of  this Sublease on
                                    the terms and  conditions   set   forth   in
                                    Article 12 of this Sublease except that  the
                                    Option Price shall be as follows: an  amount
                                    equal to (I) $3,593,000 plus (II) the amount
                                    of   any   premium   paid   or to be paid by
                                    Sublessor on any optional redemption of  the
                                    Bonds under the Indenture  made   prior   to
                                    April   1,  2006,   in   connection     with
                                    Sublessor's   exercise of   its   option  to
                                    purchase the Premises pursuant to Article 11
                                    of the Lease Agreement, and  less  (III)  an
                                    amount equal to  seventy-five percent  (75%)
                                    of the aggregate rental  payments  paid   by
                                    Sublessee to Sublessor under the Sublease or
                                    the amended and restated sublease   prior to
                                    the date giving rise to   the   option,  and
                                    twenty-five percent (25%) of  the  aggregate
                                    rental payments   paid   by   Sublessee   to
                                    Sublessor under the amended   and   restated
                                    sublease after the effective date   of   the
                                    event giving rise to this option and   prior
                                    to the exercise of the Option.

                                            In the event that Sublessee   elects
                                    this option (3), such   repair,  restoration
                                    and rebuilding (all of  which   are   herein
                                    called "repair") shall be commenced within a
                                    reasonable  time   after   such  damage  and
                                    destruction   and   shall   be    diligently
                                    prosecuted to  completion,   and   Sublessor
                                    shall cooperate   with and   give good faith
                                    consideration to   requests from   Sublessee
                                    with respect to such repair, restoration and
                                    rebuilding, provided    that the   foregoing
                                    shall not be construed to obligate Sublessor
                                    in any way to take or   omit   any action in
                                    connection   therewith   which   would cause
                                    Sublessor to  incur   any liability,   or to
                                    incur   repair  expense or other expenses in
                                    excess of  available   insurance   proceeds.
                                    There shall be no   abatement  of rent or of
                                    any other obligation of Sublessee  hereunder
                                    by reason of such damage or destruction. The
                                    proceeds of any insurance maintained   under
                                    Section 7.3 shall be paid to Sublessor   for
                                    payment of the cost   and   expense  of  the
                                    repair. In   the   event  that the insurance
                                    proceeds are insufficient to cover the total
                                    cost of repair, then any amounts   in excess
                                    thereof required to   complete  the   repair
                                    shall be paid by the  Sublessee   and   such
                                    payment obligation shall  be   part   of the
                                    personal guaranty of Spann and  each   other
                                    member of Optionee.

Notwithstanding any of the foregoing, in the event and to the extent that the Indenture, the Lease Agreement, the Credit Obligor Mortgage or any of the Financing Documents do not permit the effectuation of the foregoing arrangements, then the provisions of the Indenture, the Lease Agreement, the Credit Obligor Mortgage and such other Financing Documents shall control.

                  (b) In the event the improvements on the Premises or any part thereof are damaged or destroyed, partially or totally, from any cause whatsoever, whether or not such damage or destruction is covered by any insurance required to be maintained under Article 7, but such damage or destruction is not to such extent described in clause (A), (B) or (C) of subsection 8.1(a) above, then the Sublessor shall repair, restore and rebuild the Premises to substantially their condition existing immediately prior to such damage or destruction and this Sublease shall continue in full force and effect. Such repair, restoration and rebuilding (all of which are herein called "repair") shall be commenced within a reasonable time after such damage or destruction and shall be diligently prosecuted to completion, and Sublessor shall cooperate with and give good faith consideration to requests from Sublessee with respect to such repair, restoration and rebuilding, provided that the foregoing shall not be construed to obligate Sublessor in any way to take or omit any action in connection therewith which would cause Sublessor to incur any liability, or to incur any repair expense or other expense in excess of available insurance proceeds. There shall be no abatement of rent or of any other obligation of Sublessee hereunder by reason of such damage or destruction. The proceeds of any insurance maintained under Section 7.3 shall be paid to Sublessor for payment of the cost and expense of the repair. In the event the insurance proceeds are insufficient to cover the total cost of repair, then any excess thereof required to complete the repair shall be paid by the Sublessee. Notwithstanding the foregoing, in the event and to the extent that the Indenture, the Lease Agreement, the Credit Obligor Mortgage or any of the
Financing Documents do not permit the effectuation of the foregoing arrangements, then the provisions of the Indenture, the Lease Agreement, the Credit Obligor Mortgage and such other Financing Documents shall control.

         8.2. Damage Near End of Term. If the Premises are partially destroyed or damaged during the last ninety (90) days of the initial term or renewal term of this Sublease, Sublessor may, at Sublessor's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Sublessee of Sublessor's election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that in the case of such damage or destruction during the last ninety (90) days of the initial term of this Sublease, if Sublessee has delivered written notice of its exercise of its option to renew pursuant to Section 3.3 hereof prior to the occurrence of such damage or destruction, then Section 8.1 shall apply; provided further, however, that in the case of such damage or destruction during the last ninety (90) days of the renewal term of this Sublease, if Sublessee has delivered written notice of its exercise of the Option or Leasehold Option under Section 12, then Section 8.1(a)(2) shall apply.

         8.3. Prorations.  Upon termination of this Sublease  pursuant to   this
Article, a pro rata adjustment of rent based upon a thirty (30) day month shall be made.


9. REAL PROPERTY TAXES.

         9.1. Payment of Taxes. Sublessee shall pay all real property taxes applicable to the Premises during the term of this Sublease, subject to proration as provided in Section 5.4(d) above. All such payments shall be made on a current year's basis on or before the date such taxes are due under state law for such year. If Sublessee shall fail to pay any such taxes, Sublessor shall have the right to pay the same, in which case Sublessee shall repay such amount to Sublessor with Sublessee's next rent installment together with interest at the rate of eighteen (18%) percent per annum.

         9.2. Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of assessment, license fee, rent tax, levy, penalty or tax (other than income, inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, lighting, drainage, fire protection, library or other improvement district thereof, as against any legal or equitable interest of Sublessor in the Premises or in the real property of which the Premises are a part, and Sublessee shall pay any and all charges and fees which may be imposed by the EPA or other similar government regulatory authority, except to the extent such charges and fees are subject to indemnification by Sublessor under the Purchase Agreement.

         9.3. Joint Assessment. If the Premises are not separately assessed, Sublessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included with the tax parcel assessed, such proportion to be determined by Sublessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Sublessor's reasonable determination thereof, in good faith, shall be conclusive.


         9.4. Personal Property Taxes. (a) Sublessee shall pay on a current year's basis on or before the date such taxes are due each year all taxes assessed against and levied upon leasehold improvements, trade fixtures, furnishings, equipment and all other personal property of Sublessee contained in the Premises or elsewhere subject to proration as provided in Section 5.4(d) above. Sublessee shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Sublessor.

                  (b) If any of Sublessee's said personal property shall be assessed with Sublessor's real property, Sublessee shall pay Sublessor the taxes attributable to Sublessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Sublessee's property.

10.UTILITIES. Sublessee shall pay for all water, gas, heat, light, power, telephone, sewer, refuse disposal, and other utilities and services supplied to the Premises, together with any taxes thereon, subject to proration as provided in Section 6.1 above. If any such services are not separately metered to Sublessee, Sublessee shall pay a reasonable proportion to be determined by Sublessor of all charges jointly metered with other premises. The Sublessor's good faith determination of the proportion of jointly metered utilities to be paid by the Sublessee shall be conclusive.


11.ASSIGNMENT AND SUBLETTING.

         11.1. Sublessor's Consent Required. Neither Sublessee nor Optionee shall voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Sublessee's or Optionee's interest in this Sublease, the Premises, the Option or the Leasehold Option without Sublessor's prior written consent, which Sublessor may withhold in its sole discretion. Any transfer of Sublessee's or Optionee's interest in this Sublease, the Premises, the Option or the Leasehold Option from Sublessee or Optionee by merger, consolidation, or liquidation, or by any subsequent change in the direct or indirect ownership of thirty (30%) percent or more of the capital stock of Sublessee or Optionee shall be deemed a prohibited assignment within the meaning of this Article. Sublessee, Optionee and Spann agree to notify Sublessor in the event that any other manufacturer of modular homes, modular units, non-residential units or manufactured homes is or becomes, directly or indirectly, an equity owner of Sublessee or Optionee.

         11.2. No Release of Sublessee. Unless Sublessor's consent is obtained under Section 11.1 above, no subletting or assignment shall release Sublessee of Sublessee's obligations to pay the rent and to perform all other obligations to be performed by Sublessee hereunder for the term of this Sublease or release any person from obligations under the guaranty contemplated by Section 8.1(a)(3)(iii). The acceptance of rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

12.OPTION TO PURCHASE. (a) Optionee is hereby granted an option to purchase the Premises by giving ninety (90) days written notice of the exercise of such option to Sublessor on or after the earlier of the date that is ninety (90) days prior to April 1, 2004 or the date on which the Sublessor acquires fee simple title to the Premises, provided that this Sublease is then in effect in its original term or any renewal thereof (said option to purchase the Premises being hereinafter referred to as the "Option"). The purchase price to be paid by Optionee to Sublessor at the closing in the event the Option is exercised and the sale of the Premises is consummated pursuant thereto shall be an amount equal to (i) Three Million Five Hundred Ninety-three Thousand Dollars ($3,593,000) plus (ii) the amount of any premium paid or to be paid by Sublessor on any optional redemption of the Bonds under the Indenture made prior to April 1, 2006, in connection with Sublessor's exercise of its option to purchase the Premises pursuant to Article 11 of the Lease Agreement, and less (iii) an amount equal to fifty percent (50%) of the aggregate rental payments paid by Sublessee to Sublessor hereunder prior to the exercise of the Option (the "Option Price"), payable in cash at the closing (the "Closing") of such sale, and shall be in addition to any rent or other sums theretofore paid or payable by Sublessee to Sublessor under this Sublease through the period ending on the date of the Closing (the "Closing Date").

                  (b) In the event Optionee gives notice to Sublessor of the exercise of the Option, Sublessor agrees to use its commercially reasonable efforts to acquire title to the Premises, which shall be fee simple title in the case of the Premises, from the Issuer, including, without limitation, curing any defaults under the Lease Agreement, taking such steps as may be necessary to provide for the payment in full of the Indenture Indebtedness, thereafter exercising its option to purchase the Premises under Article 11 of the Lease Agreement, terminating the Lease Agreement and otherwise taking such actions as may be necessary to provide for the payment in full of the Indenture Indebtedness and the discharge of the Indenture. Sublessor shall be entitled to make its obligations to acquire such title contingent upon a contemporaneous closing of the purchase of the Premises pursuant to the Option. In the event Sublessor exercises its commercially reasonable efforts as aforesaid, such acquisition of title shall be a condition precedent to the enforceability against either Sublessor or Optionee of the Option granted hereunder or the exercise thereof. In the event that Optionee exercises this Option after April 1, 2004, and Sublessor exercises its commercially reasonable efforts as aforesaid but does not acquire such title within a reasonable time, then, at the election of Sublessee, Sublessor and Sublessee shall amend this Sublease, effective as of the date that is 90 days after the date on which Sublessor notifies Sublessee of the inability to acquire such title, to: (1) extend the term of this Sublease to April 1, 2009, (2) adjust the rent due each month under this Sublease, as amended, to equal the monthly rent payment due by Sublessor to Issuer or such other party as provided under the Lease Agreement as and when due, and (3) delete the language currently set forth in Article 12(a)(iii) and insert the following in its place: "an amount equal to fifty percent (50%) of the aggregate rental payments paid by Sublessee to Sublessor hereunder prior to the effective date of such amendment to this Sublease and one hundred percent (100%) of the aggregate rental payments paid by the Sublessee to Sublessor hereunder after the effective date of such amendment to this Sublease and prior to the subsequent effective exercise of the Option (the "Option Price")."

                  (c) Optionee shall have the right, at its expense (except as provided in Subsection (d) hereof), to conduct an examination of Sublessor's title to the Premises and, in the judgment of Optionee, exercised in good faith and based upon such examination, if such title is not at any time in a condition satisfactory to Optionee, Optionee shall have the right to elect not to consummate the purchase of the Premises by written notice given to Sublessor at any time prior to the consummation of said purchase; provided, however, that Optionee shall be deemed satisfied with the Permitted Encumbrances (other than the Financing Documents). Optionee agrees to give Sublessor prompt notice in the event it obtains knowledge of any fact or matter constituting a defect in Sublessor's title, and in the event the title is defective, Sublessor agrees to use its best efforts to promptly correct such defect. Optionee's election not to consummate the purchase of the Premises as herein provided shall not affect this Sublease nor in any way limit or affect Optionee's right to exercise the Option at a later time during the term of this Sublease or any renewal thereof as provided in subsection (a) of this Section 12.

                  (d) The Closing of the purchase of the Premises provided for in this Section 12 shall take place at the end of the ninety (90) day notice period provided for herein, or at the election of Sublessor at any time within thirty (30) days thereafter, or at such other time as the parties may mutually agree upon in writing. At the Closing of the purchase pursuant to the exercise of the Option, the Sublessor shall upon receipt of the Option Price deliver to the Optionee a deed, bill of sale and such other documents conveying to the Optionee the Premises as such Premises then exists, subject to the following:
(i) all easements or other rights, if any, required to be reserved by the Issuer under the terms and provisions of the option to purchase exercised by the Sublessor, or required to be reserved by the Sublessor under the terms and provisions of the Option being exercised by the Optionee; (ii) those liens and encumbrances, if any, to which title to the Premises was subject when conveyed to the Sublessor; (iii) those liens and encumbrances created by the Sublessee or Optionee or to the creation or suffering of which the Sublessee or Optionee consented; (iv) those liens and encumbrances resulting from the failure of the Sublessee or Optionee to perform or observe any of the agreements on its part contained in this Sublease; and (v) the Permitted Encumbrances (other than the Financing Documents).

                  (e) The right to exercise the Option shall expire upon the expiration or earlier termination of the original term of this Sublease if not renewed, and if renewed, upon the expiration or earlier termination of the renewal term of this Sublease.

                  (f) In the alternative to exercising the Option provided for in subparagraphs (a) through (e) hereof, Optionee shall have the right and option (the "Leasehold Option") herein granted by the Sublessor to acquire subject to the terms and conditions of Article 8 of the Lease Agreement, the leasehold interest of the Sublessor in the Lease Agreement (including the option to purchase) by giving ninety (90) days written notice of the exercise of the Leasehold Option to the Sublessor during the original term of this Sublease or during any renewal thereof. The purchase price payable by the Optionee in the event of the exercise of the Leasehold Option, which shall be payable in cash at the Closing, shall be the difference between (a) the Option Price and (b) an amount which, when added to the amount on deposit in the Bond Fund created under the Indenture, would be sufficient to pay in full, as of the date of the Closing, the principal amount and all accrued but unpaid interest with respect to the Indenture Indebtedness (but excluding any premium payable upon early redemption of the Bonds and any interest on the Bonds which has not yet accrued). Upon the consummation of such purchase, the Sublessor will assign to Optionee all its right, title and interest in the Lease Agreement, and the Optionee will assume all the obligations of Sublessor under the Lease Agreement that accrue after the Closing and indemnify and hold harmless Sublessor on account thereof. Optionee further shall be entitled to the benefit of the title matters set forth in subparagraphs (c) and (d) hereof. Notwithstanding the foregoing, Sublessor shall be entitled to make the exercise of the Leasehold Option and its obligations to assign its leasehold interest in the Lease Agreement contingent upon (1) the release of Sublessor and its affiliates (including Cavalier Homes, Inc.) from any and all obligations it or they may have under that certain Credit Guaranty Agreement dated April 1, 1999 by Cavalier Homes, Inc. in favor of First Commercial Bank, that certain Bond Guaranty and Continuing Disclosure Agreement dated April 1, 1999 by Sublessor in favor of First Commercial Bank as Trustee, and any other guaranty or guaranties by Sublessor or any of its affiliates relating to the Indenture Indebtedness and/or the Premises, (2) the assumption by Sublessee of all obligations under that certain Credit Agreement dated April 1, 1999 from Bellcrest Homes, Inc. to First Commercial Bank and the release of Sublessor and its affiliates (including Cavalier Homes, Inc.) from any and all obligations it or they may have under such Credit Agreement, and (3) the release or indemnification of Sublessor (on terms and conditions satisfactory to Sublessor in its sole discretion) from any and all liabilities or obligations under the Lease Agreement, the Indenture, the Credit Agreement and any other agreement(s) related thereto. The Closing of the exercise of the Leasehold Option shall take place at the end of the ninety (90) day notice period provided for herein, or at the election of Sublessor at any time within thirty (30) days thereafter, or at such other time as the parties may mutually agree upon in writing. At the Closing of the exercise of the Leasehold Option, Optionee shall deliver to Sublessor the purchase price payable in the event of exercise of the Leasehold Option as provided herein, and shall deliver all releases of guaranties, indemnification agreements and other documents and instruments required by Sublessor pursuant to the immediately preceding sentence of this subsection (f).

                  (g) The right to exercise the Leasehold Option shall expire upon the expiration or earlier termination of the original term of this Sublease if not renewed, and, if renewed, upon the expiration or earlier termination of the renewal term of this Sublease.

                  (h) In connection with the Closing of the Option, Optionee and Sublessor each agree to execute any and all documents reasonably requested by counsel to the parties to effectuate the transactions contemplated in the foregoing subparagraphs.

                  (i) The Sublessee, the Optionee and Spann each hereby stipulate and agree that the net book value of the Premises exceeds the Indenture indebtedness under the Financing Documents, and the Letter of Credit. the Sublessee, the Optionee and Spann each hereby further covenant and agree that:

                           (1) neither the Sublessee, the Optionee nor Spann, nor any other person or entity acting by, on behalf of, in conjunction with or through them, nor any other person or entity in which the Sublessee, Optionee or Spann has an ownership interest or management position or is an officer, director, or manager (or has a similar interest or position), will acquire or relet, directly or indirectly, the Premises or any portion thereof from any person or entity under any circumstances whatsoever, including, without limitation, an acquisition or reletting of the Premises from the Credit Obligor, the Trustee, or the Issuer (or any one or more of their successors or assigns) upon foreclosure (or a transfer in lieu of foreclosure) or termination of the Mortgage or the Lease Agreement or otherwise, without payment simultaneously therewith to or for the benefit of the Sublessor of the Option Price as determined in Article 12(a) (less the amount of any payment obligations under the Financing Documents with respect to which Sublessor has been discharged) hereof that would be payable if the Optionee exercised such Option and closed the exercise of the Option on the date of such lease, acquisition, reletting or termination;

                           (2) neither the Sublessee, the Optionee nor Spann, nor any other person or entity acting by, on behalf of, in conjunction with or through them, nor any other person or entity in which the Sublessee, Optionee or Spann has an ownership interest or management position or is an officer, director or manager (or has a similar interest or position), will lease the Premises or any portion thereof from any person or entity, including, without limitation, the Credit Obligor, the Trustee, or the Issuer (or any one or more of their successors or assigns) upon exercise of remedies under the Mortgage or otherwise, for rentals less than the amounts provided for in Article
         4.1 hereof or for purchase options less than the amounts provided for in Article 12 hereof, without payment simultaneously therewith to or for the benefit of the Sublessor of the Option Price as determined in
         Article 12(a) (less the amount of any payment obligations under the Financing Documents with respect to which Sublessor has been discharged) hereof that would be payable if the Optionee exercised such Option and closed the exercise of the Option on the date of such lease;

                           (3) The Sublessee, the Optionee and Spann agree that in the event of a foreclosure (or transfer in lieu of foreclosure) of the Mortgage or termination of the Lease Agreement or any other event which results in the Sublessor, Optionee or Spann attorning to any other person under the terms of this Sublease, the Sublessee, the Optionee and Spann shall use their commercially reasonable best efforts to ensure that Sublessor shall be entitled to receive any lease payments payable under this Sublease and any amount of the Option Price payable upon exercise of the Option or the Leasehold Option in excess of the amounts necessary to satisfy the Indenture Indebtedness and the Sublessor's obligations under the Lease Agreement, subject to any rights of the Credit Obligor under the Financing Documents;

                           (4) The intent of this Section 12(i) is to ensure that Sublessor will realize the benefits of the Option Price in the event of any foreclosure (or transfer in lieu of foreclosure) of the Premises, reletting of the Premises or termination of the Lease Agreement or any other event which causes Sublessor to no longer have either an ownership interest in the Premises or a leasehold interest in the Lease Agreement, and each party to this Agreement agrees to use their best efforts to accomplish such result; and

                           (5) The provisions of this Section 12(i) shall survive the termination of this Sublease and shall remain in full force and effect until commencement of an action with respect thereto shall be prohibited by law.


13.DEFAULTS; REMEDIES.

         13.1 Defaults. The occurrence   of   any one or more of the   following
events  shall  constitute  a default  and breach of this  Sublease by Sublessee:

                  (a) The vacating or abandonment of the Premises by Sublessee.

                  (b) The failure by Sublessee to make any payment of rent or any other payment required to be made by Sublessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Sublessor to Sublessee.

                  (c) The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Sublessee, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Sublessor to Sublessee, specifying wherein Sublessee has failed to perform such obligation, provided, however, that if the nature of the Sublessee's obligation is such that more than thirty (30) days are required for performance then Sublessee shall not be in default if Sublessee commences performance within such 30-day period and thereafter diligently prosecutes the same to completion, provided that such completion must be accomplished not more than sixty (60) days after such written notice from Sublessor.

                  (d) (i) The making by Sublessee of any general assignment or general arrangement for the benefits of creditors; (ii) the filing by or against Sublessee of a petition to have Sublessee adjudged a debtor or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Sublessee, the same is dismissed within sixty (60) days, (iii) the appointment of a trustee or receiver to take possession of substantially all of Sublessee's assets located at the Premises or of Sublessee's interest in this Sublease, where possession is not restored to Sublessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Sublessee's assets located at the Premises or of Sublessee's interest in this Sublease, where such seizure is not discharged within thirty (30) days.

         13.2. Remedies on Default. In the event of any such default or breach by Sublessee, Sublessor may at any time thereafter, with or without notice or demand and without limiting Sublessor in the exercise of any right or remedy which Sublessor may have by reason of such default or breach:

                  (a) Terminate Sublessee's right to possession of the Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of Premises to Sublessor. In such event Sublessor shall be entitled to recover from Sublessee all damages incurred by Sublessor by reason of Sublessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Sublessee proves could be reasonably avoided. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of eighteen (18%) percent per annum. In the event Sublessee shall have abandoned the Premises, Sublessor shall have the option of (i) retaking possession of the Premises and recovering from Sublessee the amount specified in this Article 13.2(a) or (ii) proceeding under Article 13.2(b).

                  (b) Maintain Sublessee's right to possession in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Premises. In such event, Sublessor shall be entitled to enforce all of Sublessor's rights and remedies under this Sublease, including the right to recover the rent as it becomes due hereunder.

                  (c) Pursue any other  remedy now or   hereafter   available to
Sublessor under the laws of judicial decisions of the state wherein the Premises are located.

                  (d) In the event this Sublease terminates by reason of Sublessor's re-entry under the terms and covenants contained in this Sublease or by the ejectment of Sublessee by summary proceedings or otherwise, or after the abandonment of the premises by Sublessee, or for any other reason, it is hereby agreed Sublessee shall remain liable and shall pay in monthly installments the rent which accrues subsequent to any such transaction. Sublessee expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent due hereunder and the rent collected and received, if any, by Sublessor during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained and written notice thereof given to Sublessee at its last known address. Unless otherwise specifically acknowledged by Sublessor, in writing, no exercise of right hereunder by Sublessor shall be deemed an acceptance of surrender of the Premises or a termination of Sublessee's liability for payment of money due hereunder.

                  (e) Upon default and after expiration of all applicable grace periods, Sublessee hereby irrevocably appoints Sublessor as agent and attorney-in-fact of Sublessee, to enter upon the Premises in event of default by Sublessee in the payment of any rent herein reserved, or in the performance of any term, covenant or condition herein contained to be kept or performed by Sublessee, and to remove any and all furniture and personal property whatsoever situated upon the Premises. Any and all property which may be removed from the Premises by the Sublessor pursuant to the authority of this Sublease or law, to which Sublessee is or may be entitled, may be handled, removed or stored by Sublessor at the risk, cost and expense of Sublessee, and Sublessor shall in no event be responsible for the value, preservation or safekeeping thereof. Sublessee shall pay to Sublessor, upon demand, all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Sublessor's possession or under Sublessor's control. Sublessor may place such property in storage for the account of, and at the expense of Sublessee, and if Sublessee fails to pay the cost of storing such property after it has been stored for a period of ninety (90) days or more, Sublessor may sell any or all of such property in such manner and at such times and places as Sublessor in its sole discretion may deem proper, without notice to or demand upon Sublessee for all payment of any part of such charges or the removal of any such property and shall apply the proceeds of such sale first to the cost of expenses of such sale, including reasonable attorney's fees; second, to the payment of the costs and charges of storing property; third, to the payment of any other sums of money which may then or thereafter be due to Sublessor from Sublessee under any of the terms hereof; and fourth, the balance, if any, to Sublessee. The removal and storage of Sublessee's property, as above provided, shall not constitute a waiver of Sublessor's lien thereon.

         13.3. Default by Sublessor. Sublessor shall not be in default under this Sublease unless Sublessor fails to perform obligations required by Sublessor within a reasonable time, but in no event later than thirty (30) days after written notice by Sublessee to Sublessor, specifying wherein Sublessor has failed to perform such obligation, provided, however, that if the nature of Sublessor's obligation is such that more than thirty (30) days are required for performance then Sublessor shall not be in default if Sublessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion, provided that such completion must be accomplished not more than sixty (60) days after such written notice from Sublessee.


14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by the owner under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), this Sublease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the floor area of the building on the Premises, or more than fifty percent (50%) of the land area of the Premises not covered with buildings, is taken by condemnation, Sublessor may terminate this sublease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Sublessor shall have notified Sublessee of the taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession. If this Sublease is not terminated by Sublessor then it shall remain in full force and effect as to the portion of the Premises remaining, provided the rental shall be reduced in proportion to the floor area of the buildings taken within the Premises together with the exterior land area of the Premises used by Sublessee in its operations and taken in condemnation as bears to the total floor area of all buildings located on the Premises together with all exterior land areas of the Premises. In the event this sublease is not so terminated then Sublessor agrees, at Sublessor's sole cost, to as soon as reasonably possible restore the Premises as nearly as practicable to a like quality and character as existed prior to the condemnation, and Sublessor shall cooperate with and give good faith consideration to requests from Sublessor with respect to such restoration, provided that the foregoing shall not be construed to obligate Sublessor in any way to take or omit any action in connection therewith which would cause Sublessor to incur any liability, or to incur any repair expense or other expense in excess of available condemnation proceeds. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of the power of eminent domain shall be the property of Sublessor, Trustee, Credit Obligor, or such other party (other than Sublessee) as determined pursuant to the terms of the Lease Agreement and related documents, whether made as compensation for the diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Sublessee shall be entitled to any award for loss or damage to Sublessee's removable personal property and to Sublessee's business. All damages and compensation arising out of the condemnation of the subleased premises and/or the Sublessee's or Sublessor's leasehold interests therein shall be payable to the Sublessor, Trustee, Credit Obligor, or such other party (other than Sublessee) as determined pursuant to the terms of the Lease Agreement and related documents.


15.GENERAL PROVISIONS.

         15.1. Statements. (a) Sublessee shall at any time upon not less than ten (10) days prior notice from Sublessor execute, acknowledge and deliver to Sublessor a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect) and the date to which the rent, security deposit, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Sublessee's knowledge, any uncured defaults on the part of Sublessor hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                  (b) Sublessee's failure to deliver such statement within such time shall be conclusive upon Sublessee (i) that this Lease is in full force and effect, without modification except as may be represented by Sublessor,(ii) that there are no uncured defaults in Sublessor's performance, and (iii) that not more than one (1) month's rent has been paid in advance.

                  (c) If Sublessor, Trustee, Issuer or Credit Obligor, as applicable, desires to finance or refinance the Premises, or any part thereof, Sublessee hereby agrees to deliver to any lender designated by Sublessor, Trustee, Issuer or Credit Obligor, as applicable, such financial statements of Sublessee as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Sublessee or such shorter time as Sublessee has been in existence. All such financial statements shall be received by Sublessor, Trustee, Issuer or Credit Obligor, as applicable, in confidence and shall be used only for the purposes herein set forth.

         15.2. Severability. The invalidity of any provision of this Sublease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         15.3. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Sublessee or Sublessor not paid when due shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law from the date due. Payment of such interest shall not excuse or cure any default by Sublessee or Sublessor under this Sublease.

         15.4. Time of Essence.  Time is of the essence.

         15.5. Captions.  Article and paragraph captions are not a part   hereof
and are included solely for reference purposes.

         15.6. Incorporation of Prior Agreements. This Sublease, the Purchase Agreement and the documents executed in connection with the Closing under the Purchasing Agreement contain all agreements of the parties with respect to the Premises. No prior agreement or understanding or representations pertaining to the Premises shall be effective except as set forth herein. This Sublease may be modified in writing only, signed by the parties in interest at the time of the modification.

         15.7. Waivers. No waiver by Sublessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Sublessee of the same or any other provision. Sublessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Sublessor's consent to or approval of any subsequent act by Sublessee. The acceptance of rent hereunder by Sublessor shall not be a waiver of any preceding breach by Sublessee of any provision hereof, other than the failure of Sublessee to pay the particular rent so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such rent.

         15.8. Holding Over. If Sublessee remains in possession of the Premises or any part thereof after the expiration of the term hereof with the express written consent of Sublessor, such occupancy shall be a tenancy from month to month at a rental in the amount of 125% of the last monthly rental, plus all other charges payable hereunder, and upon the terms hereof applicable to month-to-month tenancy.

         15.9. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         15.10.Covenants and  Conditions.  Each  provision   of  this   Sublease
performable by Sublessee shall be deemed both a covenant and a condition.

         15.11.Binding Effect;  Choice of Law. This Sublease shall be    binding
upon the parties and their successors in interest and shall be construed under the laws of the State of Georgia.

         15.12.Subordination. (a) This Sublease, at Sublessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Without limiting the foregoing, Sublessee acknowledges that this Sublease is subordinate to the liens, mortgages and leases created under the Financing Documents. Notwithstanding such subordination, Sublessee's right to quiet possession of the Premises shall not be disturbed if Sublessee is not in default and so long as Sublessee shall pay the rent and observe and perform all of the provisions of this Sublease, unless this Sublease is otherwise terminated pursuant to its terms. If any mortgage, trustee or ground lessor shall elect to have this Sublease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Sublessee, this Sublease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Sublease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

                  (b) Sublessee agrees to execute any documents required to effectuate such subordination or to make this Sublease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be and failing to do so within ten (10) days after written demand does hereby make, constitute and irrevocably appoint Sublessor as Sublessee's attorney in fact and in Sublessee's name, place and stead, to do so.

         15.13.Attorney's Fees. If either party named herein brings an   action
to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled in addition to all costs and expenses incurred, to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

         15.14.Sublessor's Access. Sublessor and Sublessor's agents and Issuer, Trustee, Credit Obligor and their agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Sublessor may deem necessary or desirable. Sublessor, Issuer, Trustee or Credit Obligor may at any time place on or about the Premises any ordinary "For Sale" and/or identification signs and Sublessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Sale or Lease" signs, all without rebate of rent or liability to Sublessee.

         15.15.Auctions.  Sublessee  shall not place any auction  sign upon  the
Premises or conduct  any  auction  thereon  without    Sublessor's prior written
consent.

         15.16.Merger. The voluntary surrender of this Sublease by Sublessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Sublessor, terminate all or any existing subtenancies or may, at the option of Sublessor, operate as an assignment to Sublessor of any or all of such subtenancies.

         15.17.Corporate Authority. If Sublessee is a corporation, each individual executing this Sublease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Sublease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Sublease is binding upon said corporation in accordance with its terms.

         15.18.Sublessor's Liability. The liability of the Sublessor pursuant to this Sublease shall be limited to the greater of $750,000 or Sublessor's interest in the Premises; and Sublessee, its successors and assigns hereby waive all rights to proceed under this Sublease against Sublessor, or the officers, shareholders, directors or partners of Sublessor, except to the extent of the greater of $750,000 or their interest in the Premises. The term "Sublessor", as used in this Article, shall mean only the owner or owners at the time in question of the fee title or its interest in a lease of the Premises, and in the event of any transfer of such title or interest Sublessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Sublessor's obligations thereafter to be performed, provided that Sublessee has consented to such transfer, which consent will not be unreasonably withheld, and provided further that any funds in the hands of Sublessor or the then grantor at the time of such transfer, in which Sublessee has an interest, shall be delivered to the grantee. The obligations contained in this Sublease to be performed by Sublessor shall, subject as aforesaid, be binding on Sublessor's successors and assigns, only during their respective periods of ownership.

         15.19.INTENTIONALLY LEFT BLANK

         15.20.Delivery Pursuant to Purchase Agreement. This Sublease is executed and delivered pursuant to the Purchase Agreement, and is subject to all of the terms and conditions thereof, including without limitation the indemnification provisions therein.

         15.21.Consents. Whenever in this Agreement any party has a right to consent to any action or matter, such party shall be entitled to withhold its consent in its sole and absolute discretion unless otherwise expressly provided.

         15.22.Memorandum of Sublease in Recordable Form. At the request of any party hereto at any time during the term of this Sublease, the parties hereto shall execute a Memorandum of Sublease in Recordable Form in a mutually agreeable form which may be recorded at any time during the term of this Sublease at the election of any party hereto.


16. NOTICES.

         Whenever under this Sublease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, postage prepaid, by reputable overnight courier service or by facsimile with electronic confirmation, addressed to the addresses set forth herein below



the Sublessor at:               Cavalier Industries, Inc.
                                P.O. Box 540
                                Addison, Alabama 35540
                                Attention: Michael R. Murphy

To the Sublessee at:            Alliance Homes, Inc.
                                P.O. Box 266
                                Adrian, Georgia 31002
                                Attention: G. Hiller Spann

                                With a copy to:

                                Nexsen Pruet Jacobs & Pollard, LLP
                                P.O. Drawer 2426
                                Columbia, South Carolina 29202
                                Attention: G. Mark Knight

To the Optionee at:             All-Span Homes, LLC
                                P.O. Box 266
                                Adrian, Georgia 31002
                                Attention: G. Hiller Spann


17. SIGNATURES.

         The parties hereto have executed this Sublease at the place on the dates specified immediately adjacent to their respective signatures.

                                                       "SUBLESSOR"

Executed at Birmingham, Alabama                 CAVALIER INDUSTRIES, INC.
            ---------------------------
on              10/2/00                         By: /s/ Michael R. Murphy
  -------------------------------------            -----------------------------
Witness by:  /s/ G. Mark Knight                 Its: President
           ----------------------------             ----------------------------
"SUBLESSEE"

Executed at Birmingham, Alabama                      ALLIANCE HOMES, INC.
           ----------------------------
on              10/2/00                         By: /s/ G. Hiller Spann
  -------------------------------------            -----------------------------
Witness by: /s/ G. Mark Knight                  Its: President
           ----------------------------             ----------------------------

                                                         "OPTIONEE"

Executed at Birmingham, Alabama                 AL-SPAN HOMES, LLC
           ----------------------------
on              10/2/00                         By: /s/ G. Hiller Spann
  -------------------------------------            -----------------------------
Witness by: /s/ G. Mark Knight                  Its: Manager
           ----------------------------             ----------------------------

                                                           "SPANN"

Executed at Birmingham, Alabama
           ----------------------------
on              10/2/00
  -------------------------------------             /s/ G. Hiller Spann
Witness by:  /s/ G. Mark Knight                   ------------------------------
           ----------------------------                 G. Hiller Spann